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                            EXHIBIT 11.1

                     DEGEORGE FINANCIAL CORPORATION

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


The computation of per share earnings (loss) per share is based on the weighted average number of shares outstanding during the years earnings
(loss) per share is presented in the registrant's report on Form 10-K.

For purposes of illustration, weighted average shares outstanding are computed in the following tables:

            INCREASE                        NUMBER      WEIGHTED
           (DECREASE)   OUTSTANDING         OF DAYS     AVERAGE
DATE       IN SHARES      SHARES          OUTSTANDING    SHARES
----       ---------      ------          -----------    ------

1994
01/01/94           -     10,470,193             59      1,692,442
03/01/94      33,333     10,503,526            287      8,258,937
12/12/94    (33,333)     10,470,193             10        286,855
12/23/94     340,000     10,810,193              9       2 66,552
                                               ---     ----------
                                               365     10,504,786
                                                       ----------
                                                       ----------

1995
01/01/95           -     10,810,193            365     10,810,193
                                                       ----------
                                                       ----------

1996
01/01/96           -     10,810,193            365     10,810,193
                                                       ----------
                                                       ----------


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